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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                               REALNETWORKS, INC.,

                           MCKINLEY ACQUISITION CORP.,

                                AEGISOFT CORP.,

                     CERTAIN STOCKHOLDERS OF AEGISOFT CORP.

                       AND WITH RESPECT TO ARTICLE VI AND

                                ARTICLE VIII ONLY

                  MELLON INVESTOR SERVICES LLC, AS ESCROW AGENT

                                       AND

                                   JI SHEN, AS
                           STOCKHOLDER REPRESENTATIVE



                          DATED AS OF DECEMBER 29, 2000

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                                TABLE OF CONTENTS
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Article I THE MERGER.....................................................................1

        1.1    Definitions...............................................................1
        1.2    The Merger................................................................8
        1.3    Effective Time; Closing...................................................8
        1.4    Effect of the Merger......................................................8
        1.5    Certificate of Incorporation; Bylaws......................................8
        1.6    Directors and Officers....................................................9
        1.7    Effect on Capital Stock...................................................9
        1.8    Dissenting Shares........................................................11
        1.9    Surrender of Certificates................................................12
        1.10   No Further Ownership Rights in Company Common Stock......................13
        1.11   Lost, Stolen or Destroyed Certificates...................................14
        1.12   Taking of Necessary Action; Further Action...............................14
        1.13   Securities Act Compliance; Registration; Securities Act Exemption........14

Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
        PRINCIPAL STOCKHOLDERS..........................................................15

        2.1    Organization and Qualification; Subsidiaries.............................15
        2.2    Certificate of Incorporation and Bylaws..................................16
        2.3    Capitalization...........................................................16
        2.4    Authority Relative to this Agreement.....................................17
        2.5    No Conflict; Required Filings and Consents...............................17
        2.6    Compliance; Permits......................................................18
        2.7    Financial Statements.....................................................19
        2.8    No Undisclosed Liabilities; Total Assets and Total Liabilities...........19
        2.9    Absence of Certain Changes or Events.....................................19
        2.10   Absence of Litigation....................................................22
        2.11   Employee Benefit Plans...................................................22
        2.12   Labor Matters............................................................23
        2.13   Restrictions on Business Activities......................................23
        2.14   Title to Property........................................................23
        2.15   Taxes....................................................................23
        2.16   Environmental Matters....................................................24
        2.17   Brokers..................................................................24
        2.18   Intellectual Property....................................................24
        2.19   Agreements, Contracts and Commitments....................................28
        2.20   Insurance................................................................30
        2.21   Certain Business Relationships with the Company..........................30
        2.22   Employees................................................................31
        2.23   Notes and Accounts Receivable............................................31
        2.24   Product Warranty.........................................................31
        2.25   Board Approval...........................................................31
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        2.26   Vote Required............................................................31
        2.27   Complete Copies of Materials.............................................31
        2.28   Hart-Scott-Rodino Representations........................................31
        2.29   Termination of Certain Agreements........................................32
        2.30   Representations Complete.................................................32

Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................32

        3.1    Organization and Qualification; Subsidiaries.............................33
        3.2    Authority Relative to this Agreement.....................................33
        3.3    SEC Filings; Financial Statements........................................33
        3.4    Brokers..................................................................34

Article IV ADDITIONAL AGREEMENTS........................................................34

        4.1    Public Disclosure........................................................34
        4.2    Stock Options and Warrants...............................................34
        4.3    Registration Statement on Form S-3.......................................37
        4.4    Registration Statement on Form S-8.......................................37
        4.5    Post Closing Covenants; General..........................................37
        4.6    Releases.................................................................37
        4.7    Company Director and Officer Insurance Coverage..........................37

Article V CLOSING DELIVERABLES..........................................................38

        5.1    Items to Be Delivered to the Company and the
                 Shareholders' Representative...........................................38
        5.2    Items to Be Delivered to Parent and Merger Sub...........................38

Article VI SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...........................41

        6.1    Survival of Representations, Warranties and Covenants....................41
        6.2    Indemnification..........................................................41
        6.3    Escrow Arrangements......................................................44
        6.4    Stockholder Representative...............................................49

Article VII AMENDMENT AND WAIVER........................................................50

        7.1    Amendment................................................................50
        7.2    Extension; Waiver........................................................50

Article VIII GENERAL PROVISIONS.........................................................51

        8.1    Notices..................................................................51
        8.2    Interpretation; Definitions..............................................52
        8.3    Counterparts.............................................................52
        8.4    Entire Agreement; Third Party Beneficiaries..............................52
        8.5    Severability.............................................................53
        8.6    Other Remedies; Specific Performance.....................................53
        8.7    Governing Law............................................................53
        8.8    Rules of Construction....................................................53
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        8.9    Assignment...............................................................53


                                INDEX OF EXHIBITS

        EXHIBIT A     Committed Employees

        EXHIBIT B     Schedule of Escrow Contributions

        EXHIBIT C     Form of Registration Rights Agreement

        EXHIBIT D     Form of Legal Opinion of Powell, Goldstein, Frazer & Murphy LLP

        EXHIBIT E-1   Form of Offer Letter

        EXHIBIT E-2   Form of Development, Confidentiality and Noncompetition Agreement

        EXHIBIT F-1   Form of Stock Restriction Agreement

        EXHIBIT F-2   Form of Preference Stock Restriction Agreement

        EXHIBIT G     Stockholder Certificate

        EXHIBIT H     Form of Amendment of Committed Employee Option

        EXHIBIT I     Committed Employee Preference Amounts
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of December 29, 2000, among RealNetworks, Inc., a Washington corporation ("PARENT"), McKinley Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER Sub"), Aegisoft Corp., a Delaware corporation (the "COMPANY"), Ji Shen and Zheng Kevin Jia (each of Messrs. Shen and Jia are referred to separately herein as a "PRINCIPAL STOCKHOLDER" and collectively as the "PRINCIPAL STOCKHOLDERS") and, with respect to ARTICLE VI and ARTICLE VIII only, Mark Tang ("TANG"), Mellon Investor Services LLC, as Escrow Agent (the "ESCROW AGENT"), and Ji Shen, as Stockholder Representative (the "STOCKHOLDER REPRESENTATIVE"). Parent, the Company, Merger Sub and each Principal Shareholder are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES".

                                    RECITALS

        A. Upon the terms and subject to the conditions of this Agreement (as defined in SECTION 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and the Company intend to enter into a business combination transaction.

        B. The Board of Directors of the Company (i) has determined that the Merger (as defined in SECTION 1.1) is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger (as defined in SECTION 1.1) and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

        1.1 Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement.

        "AGGREGATE COMMITTED EMPLOYEE PREFERENCE AMOUNT" means the sum of the Committed Employee Preference Amounts of all of the Committed Employees.

        "AGGREGATE COMMON SHARE NUMBER" means the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

        "AGGREGATE COMPANY SHARE NUMBER" means the sum of (a) the number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and (b) the number of shares of Company Capital Stock issuable upon exercise of all options and warrants to purchase Company Capital Stock outstanding immediately prior to the Effective Time, whether or not such options and warrants are Vested immediately prior to the Effective Time.

        "AGGREGATE DILUTED COMMON SHARE NUMBER" means the sum of (A) the Aggregate Common Share Number, (B) the Aggregate Option Share Number and (C) the Aggregate Warrant Share Number.

        "AGGREGATE NET DILUTED SHARE NUMBER" means the number obtained by subtracting (A) the Expired Option Share Number from (B) the Aggregate Diluted Common Share Number.

        "AGGREGATE OPTION SHARE NUMBER" means the aggregate number of shares of Company Common Stock issuable upon exercise of Company Stock Options outstanding immediately prior to the Effective Time, excluding, with respect to options that terminate on or immediately prior to the Effective Time, any shares which have not been exercised prior to such termination.

        "AGGREGATE PREFERRED A SHARE NUMBER" means the aggregate number of shares of Company Preferred A Stock outstanding immediately prior to the Effective Time.

        "AGGREGATE PREFERRED B SHARE NUMBER" means the aggregate number of shares of Company Preferred B Stock outstanding immediately prior to the Effective Time.

        "AGGREGATE WARRANT SHARE NUMBER" means the aggregate number of shares of Company Common Stock issuable upon exercise of Company Warrants outstanding immediately prior to the Effective Time.

        "APPRECIATION AMOUNT" means the number of whole dollars (rounded down to the nearest whole dollar) by which the Six Month Price exceeds $29.00.

        "BLUE SKY LAW" means any securities law of any state.

        "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banks in Seattle, Washington are closed.

        "CERTIFICATE" means a certificate which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock.

        "COMMITTED EMPLOYEE COMMON STOCK" means, with respect to a Committed Employee, the shares of Company Common Stock held by such Committed Employee immediately prior to the Effective Time.

        "COMMITTED EMPLOYEE CONTINGENT RATIO" means, with respect to a Committed Employee, the product (rounded to five decimal places) obtained by multiplying
(A) the Committed Employee Exchange Ratio of such Committed Employee by (B) the Contingent Share Ratio.

        "COMMITTED EMPLOYEE EXCHANGE RATIO" means, with respect to a Committed Employee, the quotient (rounded to five decimal places) determined by dividing
(A) the sum of (1) the Committed Employee Preference Amount of such Committed Employee and (2) the Committed

Employee Participation Amount of such Committed Employee by (B) the Committed Employee Share Number of such Committed Employee.

        "COMMITTED EMPLOYEE PARTICIPATION AMOUNT" means, with respect to a Committed Employee, the product obtained by multiplying (A) the Remaining Merger Shares by (B) the quotient determined by dividing (1) the Committed Employee Share Number of such Committed Employee by (2) the sum of (a) the Aggregate Diluted Common Share Number, (b) the Aggregate Preferred A Share Number and (c) the Aggregate Preferred B Share Number.

        "COMMITTED EMPLOYEE PREFERENCE AMOUNT" means, with respect to each Committed Employee, the number of shares of Parent Common Stock set forth next to his/her respective name in the table attached hereto as EXHIBIT I.

         "COMMITTED EMPLOYEE SHARE NUMBER" means, with respect to a Committee Employee, the sum of (A) the aggregate number of shares of Company Common Stock held by such Committed Employee and outstanding immediately prior to the Effective Time and (B) the aggregate number of shares of Company Common Stock issuable upon exercise of Company Stock Options held by such Committed Employee immediately prior to the Effective Time.

        "COMMON CONTINGENT RATIO" means the product (rounded to five decimal places) obtained by multiplying (A) the Common Exchange Ratio by (B) the Contingent Share Ratio.

        "COMMON EXCHANGE RATIO" means the quotient (rounded to five decimal places) determined by dividing (A) the Common Participation Amount, by (B) the Aggregate Diluted Common Share Number.

        "COMMON PARTICIPATION AMOUNT" means the product obtained by multiplying
(A) the Remaining Merger Shares by (B) the quotient determined by dividing (1) the Aggregate Diluted Common Share Number by (2) the sum of (a) the Aggregate Diluted Common Share Number, (b) the Aggregate Preferred A Share Number and (c) the Aggregate Preferred B Share Number.

        "COMPANY CAPITAL STOCK" means Company Common Stock and/or Company Preferred Stock.

        "COMPANY COMMON STOCK" means common stock of the Company, $.003 par value per share.

        "COMPANY PREFERRED A STOCK" means Series A Convertible Preferred Stock of the Company, $.003 par value per share.

        "COMPANY PREFERRED B STOCK" means the Series B Preferred Stock of the Company, $.003 par value per share.

        "COMPANY PREFERRED STOCK" means preferred stock of the Company, $.003 par value per share.

                                      -3-
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        "COMPANY STOCK OPTION" means any stock option to purchase Company
Capital Stock that is outstanding immediately prior to the Effective Time.

        "COMPANY STOCK RIGHT" means any subscription, option, warrant, equity securities, partnership interests or similar ownership interest, call, right (including preemptive rights), commitment or agreement of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant or enter into any of the foregoing arrangements or agreements.

        "COMPANY STOCKHOLDER" means a stockholder of record of the Company immediately prior to the Effective Time, as determined in accordance with the stock transfer records of the Company.

        "COMPANY WARRANT" means any warrant to purchase the Company Capital Stock that is outstanding immediately prior to the Effective Time.

        "CONTINGENCY DATE" means the 180th day following the Closing Date.

        "CONTINGENT SHARE RATIO" means the quotient determined by dividing (A) the Contingent Shares Amount by (B) the number of Merger Shares.

        "CONTINGENT SHARES AMOUNT" means the number of shares of Parent Common Stock determined by subtracting from 300,000 the number determined by multiplying (A) 40,000 by (B) the Appreciation Amount; provided, that the Contingent Shares Amount shall not be less than zero.

        "CONTRACT" means any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect.

        "CURRENT SERVICE PROVIDER" means an employee of or consultant to the Surviving Corporation as of immediately following the Effective Time.

        "DELAWARE LAW" has the meaning set forth in the Recitals.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "EXPIRED OPTION SHARE NUMBER" means the number of shares of Parent Common Stock which (A) are issuable upon exercise of Replacement Options which expire after the Effective Time and before the Contingency Date and (B) have not been acquired by exercise of such Replacement Options between the Effective Time and the termination of such Replacement Option.

        "FOUNDERS" means each of the Principal Stockholders and Tang.

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        "GOVERNMENTAL BODY" means any:

               (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b) federal, provincial, state, local, municipal, foreign, or other government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d) multi-national organization or body; or

               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "KNOWLEDGE" -- an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting his or her duties for the Company. Parent will be deemed to have "KNOWLEDGE" of a particular fact or other matter if an officer or director of Parent has knowledge (as defined above) of such fact or other matter. The Company will be deemed to have "KNOWLEDGE" of a particular fact or other matter if an officer or director of the Company or any of the following employees has knowledge (as defined above) of such fact or other matter: Ji Shen, Zheng Kevin Jia, Nou Chounlamountry, Sheldon Fu, Qiang Luo, Chao Liu, Eric Kritzler, Vladimir Ratimov, Brent Newman or Paul Moline.

        "LEGAL REQUIREMENT" means any law, statute, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        "LIEN" means any mortgage, pledge, lien, encumbrance, hypothecation, charge, claim, infringement or other security interest, other than (a) liens for taxes not yet due and payable, (b) municipal and zoning ordinances and (c) easements of public utilities.

        "MATERIAL ADVERSE EFFECT" means, when used in connection with a Person, any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition, or results of operations of such entity taken as a whole (other than as a result of (i) general economic or industry conditions or conditions in such Person's business, or (ii) performance by such Person of its obligations under, or the taking of any actions contemplated or permitted by, this Agreement, (iii) changes in law or generally accepted accounting principles, (iv) the announcement or pendency of any of the transactions contemplated this Agreement, or (v) a decrease in such Person's stock price or the failure to meet or exceed Wall Street research analysts' expectations).

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        "MERGER CONSIDERATION" means Merger Shares, the Contingent Shares Amount and cash in lieu of fractional shares in accordance with SECTION 1.7(g) issuable pursuant to the terms of SECTION 1.7.

        "MERGER SHARES" means the shares of Parent Common Stock. (i) issued pursuant to SECTIONS 1.7(a)(i)(A), 1.7(a)(ii)(A), 1.7(a)(iii)(A) and 1.7(a)(iv)(A) and (ii) issued or issuable pursuant to Replacement Options under
SECTION 4.2(a)(i) and Assumed Warrants under SECTION 4.2(b)(i).

        "ORDINARY COURSE OF BUSINESS" means an action taken by a Person only if:
(A) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
(B) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (C) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "PARENT COMMON STOCK" means common stock of Parent, $0.001 par value per share.

        "PARENT RIGHT" means a non-transferable right to receive, as soon as practicable following the 180th day following the Closing Date, a number of additional shares of Parent Common Stock, if and only if the Purchase Price Contingency is satisfied.

        "PARENT STOCK PRICE" shall mean $36.85 (as appropriately adjusted for any stock split, stock dividend or similar event).

        "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "PURCHASE PRICE CONTINGENCY" is satisfied only if none of the Committed Employees (as defined in Section 5.2(i)) has voluntarily terminated his or her employment with the Parent or the Surviving Corporation (except for a termination of employment pursuant to a transfer of employment between Parent and the Surviving Corporation) prior to the Contingency Date.

        "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement attached hereto as EXHIBIT C.

        "REMAINING MERGER SHARES" means the number of Merger Shares remaining after subtracting the Series B Preference Amount, the Series A Preference Amount and the Aggregate Committed Employee Preference Amount.

        "RESTRICTED MERGER SHARES" means the Merger Shares which are, immediately following the Effective Time, subject to forfeiture, divestment or a repurchase right in favor of Parent pursuant to a Stock Restriction Agreement or other agreement.

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        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "SERIES A CONTINGENT RATIO" means the product obtained by multiplying
(A) the Series A Exchange Ratio by (B) the Contingent Share Ratio.

        "SERIES A EXCHANGE RATIO" means the quotient (rounded to five decimal places) determined by dividing (A) the Series A Merger Shares Amount, by (B) the Aggregate Preferred A Share Number.

        "SERIES A MERGER SHARES AMOUNT" means the sum of (A) the Series A Preference Amount and (B) the Series A Participation Amount.

        "SERIES A PARTICIPATION AMOUNT" means the product obtained by multiplying (A) the Remaining Merger Shares by (B) the quotient determined by dividing (1) the Aggregate Preferred A Share Number by (2) the sum of (a) the Aggregate Diluted Common Share Number, (b) the Aggregate Preferred A Share Number and (c) the Aggregate Preferred B Share Number.

        "SERIES A PREFERENCE AMOUNT" means the number of shares of Parent Common Stock (rounded to the nearest whole share) determined by dividing (A) the product determined by multiplying (1) the Aggregate Preferred A Share Number and
(2) $0.50 by (B) the Parent Stock Price.

        "SERIES B CONTINGENT RATIO" means the product obtained by multiplying
(A) the Series B Exchange Ratio by (B) the Contingent Share Ratio".

        "SERIES B EXCHANGE RATIO" means the quotient (rounded to five decimal places) determined by dividing (A) the Series B Merger Shares Amount, by (B) the Aggregate Preferred B Share Number.

        "SERIES B MERGER SHARES AMOUNT" means the sum of (A) the Series B Preference Amount and (B) the Series B Participation Amount.

        "SERIES B PARTICIPATION AMOUNT" means the product obtained by multiplying (A) the Remaining Merger Shares by (B) the quotient determined by dividing (1) the Aggregate Preferred B Share Number by (2) the sum of (a) the Aggregate Diluted Common Share Number, (b) the Aggregate Preferred A Share Number and (c) the Aggregate Preferred B Share Number.

        "SERIES B PREFERENCE AMOUNT" means the number of shares of Parent Common Stock (rounded to the nearest whole share) determined by dividing (A) the product determined by multiplying (1) the Aggregate Preferred B Share Number and
(2) $0.75 by (B) the Parent Stock Price.

        "SIX MONTH PRICE" means the average of the daily last sale prices of the Parent Common Stock on the Nasdaq Stock Market for the fifteen (15) Trading Days immediately preceding (but not including) the 180th day following the Closing Date.

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        "STOCKHOLDER CERTIFICATE" means the Stockholder Certificate attached hereto as EXHIBIT G.

        "TRADING DAY" means a day on which trades occur on the Nasdaq Stock Market and for which a last sale price is reported for the Parent Common Stock.

        "UNRESTRICTED MERGER SHARES" means Merger Shares which are not Restricted Merger Shares.

        "VEST" or "VESTING" means (a) with respect to options, becoming exercisable, and (b) with respect to Restricted Merger Shares, means becoming released from the applicable risk of forfeiture or divestment or repurchase right.

        1.2 The Merger. At the Effective Time (as defined in SECTION 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.3 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 5300 Carillon Point, Kirkland, Washington on the date hereof, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

        1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.5 Certificate of Incorporation; Bylaws.

                (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended in its entirety so that it is identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such certificate of incorporation of the Surviving Corporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "MCKINLEY, INC."

                (b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended in their entirety so that they are identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, until thereafter amended.

        1.6 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.7 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

                (a) Conversion of Company Capital Stock. Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in SECTION 1.8(a)) and any shares of Company Capital Stock to be canceled pursuant to SECTION 1.7(c), will be canceled and extinguished and automatically converted (subject to SECTIONS 1.7(f) and (g)) into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in
SECTION 1.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
SECTION 1.11) shares of Parent Common Stock and Parent Rights, as follows:

                        (i) Company Preferred B Stock. Each share of Company Preferred B Stock shall convert into: (A) a number of shares of Parent Common Stock equal to the Series B Exchange Ratio and (B) a non-transferable right to receive, as soon as practicable following the Contingency Date, a number of additional shares of Parent Common Stock equal to the Series B Contingent Ratio, if and only if the Purchase Price Contingency is satisfied.

                        (ii) Company Preferred A Stock. Each share of Company Preferred A Stock shall convert into: (A) a number of shares of Parent Common Stock equal to the Series A Exchange Ratio and (B) a non-transferable right to receive, as soon as practicable following the Contingency Date, a number of additional shares of Parent Common Stock equal to the Series A Contingent Ratio, if and only if the Purchase Price Contingency is satisfied.

                        (iii) Committed Employees' Common Stock. Each share of Committed Employee Common Stock held by a Committed Employee shall convert into:
(A) a number of shares of Parent Common Stock equal to the Committed Employee Exchange Ratio of such Committed Employee and (B) a non-transferable right to receive, as soon as practicable following the Contingency Date, a number of additional shares of Parent Common Stock equal to the Committed Employee Contingent Ratio of such Committed Employee, if and only if the Purchase Price Contingency is satisfied.

                        (iv) Company Common Stock (other than Committed Employee Common Stock). Each share of Company Common Stock that is not Committed Employee Common Stock shall convert into: (A) a number of shares of Parent Common Stock equal to the Common Exchange

Ratio and (B) a non-transferable right to receive, as soon as practicable following the Contingency Date, a number of additional shares of Parent Common Stock equal to the Common Contingent Ratio, if and only if the Purchase Price Contingency is satisfied.

If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                (b) Escrow. A total of 183,196 shares of Parent Common
Stock (the "ESCROW SHARES") to be issued pursuant to SECTION 1.7(a) hereof in respect of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time, will, without any act of any Company Stockholder, be deposited with the Escrow Agent, such deposit to constitute an Escrow Fund (as defined in SECTION 6.3 to be governed by the terms of SECTION 6.3. The portion of the Escrow Shares contributed by each Company Stockholder is set forth opposite such Company Stockholder's name in EXHIBIT B. With respect to each Company Stockholder who will receive Merger Shares pursuant to SECTION 1.7(a) that are also Restricted Merger Shares, (i) such Company Stockholder's contribution to the Escrow Shares shall be comprised of Restricted Merger Shares and Unrestricted Merger Shares in the same proportions as the total number of Merger Shares such Company Stockholder is entitled to receive is comprised of Restricted Merger Shares and Unrestricted Merger Shares and (ii) the Restricted Merger Shares of such Company Stockholder included in the Escrow Shares shall be allocated among the different tranches of Restricted Merger Shares that Vest at different times in the same proportions as all of such Company Stockholder's Restricted Merger Shares are allocated among such different tranches; provided, however, that the Escrow Fund shall not include any Merger Shares that are also Restricted Merger Shares pursuant to the Preference Stock Restriction Agreements (as defined in SECTION 5.2(l)). Any fractional share that would otherwise result from the issuance of a certificate representing the shares of Parent Common Stock to be deposited into escrow pursuant to this SECTION 1.7(b) shall be rounded up to the nearest whole share, and any fraction of a share that would otherwise result from the issuance of a certificate representing the remaining shares of Parent Common Stock which each such Company Stockholder would otherwise be entitled to receive under SECTION 1.7(a) by virtue of ownership of outstanding shares of Company Capital Stock shall be rounded down to the nearest whole share. No Merger Shares shall be deposited in the Escrow Fund with respect to the Company Options. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of SECTION 6.3 hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates representing the aggregate number of Merger Shares included in the Escrow Shares, which shall be registered in the name of the Escrow Agent. Such shares deposited in the Escrow Fund shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund. The Merger Shares deposited in the Escrow Fund shall be available to compensate Parent as provided in ARTICLE VI. Until surrendered in accordance with SECTION 1.9, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

                (c) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (d) Stock Options and Warrants. At the Effective Time, all outstanding Company Stock Options and Company Warrants shall be replaced or assumed by Parent in accordance with SECTION 4.2 hereof.

                (e) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

                (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in SECTION 1.9(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Price.

        1.8 Dissenting Shares.

                (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Merger Consideration, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

                (b) Notwithstanding the provisions of SECTION 1.8(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in SECTION 1.7 hereof, without interest thereon, upon surrender of the Certificate representing such shares.

                (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

        1.9 Surrender of Certificates.

                (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

                (b) Parent to Provide Common Stock. At Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this
ARTICLE I, the shares of Parent Common Stock issuable pursuant to SECTION 1.7 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to SECTION 1.7(g) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to SECTION 1.9(d).

                (c) Exchange Procedures. At Closing, Parent shall cause the Exchange Agent to deliver to each holder of record (as of the Effective Time) of a Certificate or Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
SECTION 1.7, cash in lieu of any fractional shares pursuant to SECTION 1.7(g) and any dividends or other distributions pursuant to SECTION 1.9(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to SECTION 1.7(g) and any dividends or other distributions pursuant to SECTION 1.9(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to SECTION 1.7(g) and any dividends or distributions payable pursuant to SECTION 1.9(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to SECTION 1.9(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with SECTION 1.7(g) and any dividends or distributions payable pursuant to SECTION 1.9(d).

                (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to SECTION 1.7(g) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

                (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                (g) No Liability. Notwithstanding anything to the contrary in this SECTION 1.9, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to SECTION 1.7(g) and 1.9(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

        1.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to SECTION 1.7, cash for fractional shares, if any, as may be required pursuant to SECTION 1.7(g) and any dividends or distributions payable pursuant to SECTION 1.9(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the current officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

        1.13 Securities Act Compliance; Registration; Securities Act Exemption. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in
Section 4(2) thereof. Prior to the Closing Date, each Company Stockholder shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

                (a) Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                (b) The Company Stockholders' Restrictions Regarding Securities Law Matters. Each Company Stockholder, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such Company Stockholder, shall be bound by the following provisions:

                        (i) Such Company Stockholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

                        (ii) Such Company Stockholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Company Stockholder furnishes Parent with reasonable proof of compliance with such Rule,
(ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

                (c) Registration Rights. Parent agrees that the Company Stockholders receiving Parent Common Stock in the Merger shall be entitled to the registration rights set forth in the Registration Rights Agreement to be delivered by Parent at Closing in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement").

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                             PRINCIPAL STOCKHOLDERS

        As of the date hereof and as of the Closing Date, each of the Company and each Principal Stockholder, severally and not jointly, hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by the Company and the Principal Stockholders to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY SCHEDULE"), as follows:

        2.1 Organization and Qualification; Subsidiaries.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                (b) The Company has no subsidiaries. The Company has not agreed nor is obligated to make nor be bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. The Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

        2.2 Certificate of Incorporation and Bylaws. The Company has previously furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

        2.3 Capitalization.

                (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock, 1,200,000 shares of which are designated Series A Convertible Preferred Stock (the "COMPANY SERIES A STOCK") and 3,733,333 shares of which are designated Series B Convertible Preferred Stock (the "COMPANY SERIES B Stock," and, collectively with the Company Series A Stock, the "COMPANY PREFERRED STOCK"). The outstanding capital stock of the Company consists of 11,060,001 shares of Company Common Stock , 1,200,000 shares of Company Series A Stock, and 3,733,333 shares of Company Series B Stock, all of which are shares of Company Series A Stock. All of the issued and outstanding shares of Company Capital Stock have been duly authorized, are validly issued, fully paid, non-assessable, and were not issued in violation of any preemptive rights, rights of first refusal, or any similar rights. All shares of Company Capital Stock are held of record as of the date of this Agreement by the respective stockholders as set forth in Section 2.3(a) of the Company Schedule. No shares of Company Capital Stock are held in treasury by the Company. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each holder (immediately prior to the Effective Time) of Company Capital Stock: (i) the name and address of the holder; (ii) the number of shares of Company Capital Stock held and (iii) the number of shares of Parent Common Stock issuable to each such holder of Company Capital Stock pursuant to SECTION 1.7 (assuming that such holder does not exercise dissenter's rights). There are no accrued or declared dividends with respect to any shares of Company Capital Stock.

                (b) Shares of Company Capital Stock are reserved for issuance upon the exercise of outstanding Company Stock Rights as follows: (i) 2,788,530 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Company Stock Options issued prior to the Effective Time pursuant to stock option agreements, contracts, awards or other arrangements, (ii) 4,933,333 shares of Company Common Stock are reserved for future issuance upon conversion of outstanding shares of the Company Preferred Stock, (iii) 950,834 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants, and (iv) 800,000 shares of Company Common Stock are reserved for issuance upon conversion of certain outstanding bridge loans in the aggregate principal amount of $800,000. Section 2.3(b) of the Company Schedule sets forth the following information with respect to each Company Stock Right: (A) the name and address of the optionee or Company Stock Right grantee; (B) the number of shares of Company Capital Stock subject to such Company Stock Right; (C) the exercise price of such Company Stock Right; (D) the date on which such Company Stock Right was granted; (E) the applicable Vesting schedule; and (F) the date on which such Company Stock Right expires. The Company has made available to Parent accurate and complete copies of all agreements evidencing such Company Stock Rights. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed on Section 2.3(b) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Award as a result of the Merger and there are no Company Stock Rights that Vest upon any condition other than the passage of time.

                (c) Except as set forth in SECTION 2.3(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as disclosed in Section 2.3(c) of the Company Schedule and except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which they are bound with respect to any equity security of any class of the Company.

                (d) All outstanding shares of Company Capital Stock and all outstanding Company Stock Rights, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

        2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, including obtaining the approval of the Company Stockholders of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and the Principal Stockholders and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of the Company and the Principal Stockholders, enforceable against the Company and the Principal Stockholders in accordance with its terms.

        2.5 No Conflict; Required Filings and Consents.

                (a) Except as specified on Section 2.5(a) of the Company Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the approval of the Company Stockholders of the Merger and compliance with the requirements set forth in SECTION 2.5(b) below, conflict with or violate any Legal Requirement applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or constitute a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material Contract to which the Company is a party or by which the Company or its properties are bound or affected; provided that if any consents, waivers or approvals are required to avoid the consequences noted in
(iii), such consents, waivers and approvals are listed on Section 2.5(a) of the Company Schedule along with an indication of whether such consents, waivers or approvals have been obtained.

                (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, (B) the filing and recordation of the Certificate of Merger as required by Delaware Law and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not be material to the Company or Parent or have a Material Adverse Effect on the parties hereto, prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

        2.6 Compliance; Permits.

                (a) The Company is not in conflict with, or in default or violation of, (i) any Legal Requirement applicable to the Company or by which its properties are bound or affected, or (ii) any material Contract to which the Company is a party or by which the Company or its properties are bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability or otherwise have a Material Adverse Effect on the Company. No investigation or review by any Governmental Body is pending or, to the knowledge of the Company, threatened against the Company, nor has any Governmental Body indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company or otherwise have a Material Adverse Effect on the Company.

                (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of the Company taken as a whole (collectively, the "COMPANY PERMITS"). The Company is in compliance in all material respects with the terms of the Company Permits.

        2.7 Financial Statements. The Company has provided to Parent its audited balance sheets as of December 31, 1998 and 1999 and its audited statements of operations, statements of stockholders' equity and statements of cash flows for the twelve (12) month periods ended December 31, 1998 and 1999 (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Company has also provided to Parent its unaudited balance sheets as of October 16, 2000 (the "MOST RECENT BALANCE SHEET") and its unaudited statement of operations for the period from January 1, 2000 to October 16, 2000 (the "MOST RECENT INCOME STATEMENT", together with the Most Recent Balance Sheet and the Audited Financial Statements, collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes and other presentation items that may be required by GAAP). Each of the Financial Statements fairly presents the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited Financial Statements do not include statements of cash flows and were or are subject to normal adjustments which were not or are not expected to be, individually or in the aggregate, material in amount, and except that they contain no provision for income taxes.

        2.8 No Undisclosed Liabilities; Total Assets and Total Liabilities. Except as may be disclosed in footnotes to the Audited Financial Statements, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) except liabilities provided for in the Most Recent Balance Sheet. As of the date hereof, total liabilities of the Company shall not exceed $110,831.75.

        2.9 Absence of Certain Changes or Events. Since October 16, 2000, except as disclosed on Section 2.9 of the Company Schedule:

                (a) there has not been any Material Adverse Effect on the Company;

                (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements;

                (c) there has not been any split, combination or reclassification of any of the Company's capital stock;

                (d) there has not been any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the Ordinary Course of Business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made to non-officer employees in the Ordinary Course of Business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

                (e) the Company has not entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in SECTION 2.18);

                (f) there has not been any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP;

                (g) there has not been any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the Ordinary Course of Business;

                (h) the Company has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business (as defined below);

                (i) the Company has not entered into, assumed or become bound under or obligated by any Contract or extended or modified the terms of any Contract which (i) involves the payment of greater than $5,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of the Company other than in the Ordinary Course of Business, (iii) involves the sale of any material assets, or (iv) involves any license or sublicense of any Company Intellectual Property;

                (j) no party (including the Company) has accelerated, terminated, made modifications to, or canceled any Contract to which the Company is a party or by which it is bound and the Company has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

                (k) to the Company's knowledge, none of the assets of the Company, tangible or intangible, has become subject to any Lien;

                (l) the Company has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $15,000 in the aggregate of all such capital expenditures;

                (m) the Company has not made any capital investment in, or any loan to, any other person;

                (n) the Company has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

                (o) there has been no change made or authorized in the certificate of incorporation or bylaws of the Company;

                (p) there has not been (i) any change in the Company's authorized or issued capital stock, (ii) any grant of any Company Stock Right,
(iii) the issuance of any security convertible into such Company Capital Stock, (iv) the grant of any registration rights, (v) any purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock or (vi) any declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                (q) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $5,000 in the aggregate of all such damage, destruction and losses;

                (r) the Company has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of communications, customer access, supplies or utility services;

                (s) the Company has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $5,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof;

                (t) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (u) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Plan (as defined below));

                (v) the Company has not made any other change in employment terms for any of its directors or officers, and the Company has not made any other change in employment terms for any other employees outside the Ordinary Course of Business;

                (w) the Company has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors, suppliers or partners;

                (x) the Company has not received notice and does not have knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

                (y) the Company has not made a change in any of its banking or safe deposit arrangements;

                (z) the Company has not entered into any transaction other than in the Ordinary Course of Business; and

                (aa) the Company has not entered into any agreement or otherwise become obligated to do any of the foregoing.

        2.10 Absence of Litigation. Except as disclosed in Section 2.10 of the Company Schedule, there are (and since the Company's inception there have been) no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened (or, to the knowledge of the Company, any investigation by any Governmental Body pending or threatened) or contemplated against the Company or any properties or rights of the Company, before any Governmental Body. None of the Company or any of its properties or rights is subject to any outstanding injunction, order, decree, ruling or charge. To the knowledge of the Company, no third party has any cause for filing, threatening or contemplating any claim, action, suit or proceeding or investigation of the Company.

        2.11 Employee Benefit Plans.

                (a) Except as disclosed in Section 2.11 of the Company Schedule, the Company is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan of any kind, whether written or oral, binding or nonbinding, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. The Company is not a party to, nor has it made any contribution to or otherwise incurred any obligation under a "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended.

                (b) The Company has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

                (c) Except as disclosed in Section 2.11 of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of the Company, (ii) materially increase any benefits otherwise payable to any employee, director or consultant, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                (d) The Company: (i) is in compliance in all materials respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and condition of employment and wages and hours, in each case, with respect to current and former employees, consultants and directors; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries, and other payments to current and former employees, consultants, and directors; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for current and former employees, consultants and directors (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker" compensation policy or long-term disability policy.

                (e) The Company has, effective the day prior to the Closing, terminated its 401(k) plan.

                (f) Every employee of the Company other than the Committed Employees is an "at-will" employee, terminable by the Surviving Corporation following the Effective Time without any liability on the part of the Company, including without limitation any obligation with respect to any severance payment, the acceleration of any right or any similar benefit.

        2.12 Labor Matters. (i) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees; (ii) the Company is not (and has never been) a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company does not have any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company.

        2.13 Restrictions on Business Activities. There is no Contract or Legal Requirement binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

        2.14 Title to Property. The Company does not own (and has never owned) any real property. The Company has good and defensible title to all of their material properties and assets, free and clear of all Liens except for such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which the Company leases from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of the Company are in good operating condition and repair, ordinary wear and tear excepted.

        2.15 Taxes. Except as disclosed in Section 2.15 of the Company Schedule, the Company hereby affirms that all taxes, including without limitation, income, property, sales, use, franchise, added value, withholding, and social security taxes, imposed by the United States, any state, municipality, other local government, or other subdivision or instrumentality of the United States, or any foreign country or any state or other government thereof, or any other taxing authority, that are due or payable by the Company, and all interest and penalties thereon, whether disputed or not, and which would result in the imposition of a lien, claim or encumbrance against Parent or Merger Sub, other than taxes which are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith have been prepared accurately and duly and timely filed, and all deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made. Except as disclosed in Section 2.15 of the Company Schedule, the Company is not delinquent in the payment of any foreign or domestic tax, assessment, or governmental charge or deposits which would result in the imposition of a lien, claim, or encumbrance against Parent or Merger Sub, and the Company does not have a tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim, which would result in the imposition of any lien, claim or encumbrances against Parent or Merger Sub. The Company is not a party to any agreement that could obligate it to make payments that will be non-deductible under Code Section 280G. The Company is not a party to a tax allocation or sharing agreement. The Company has never been a member of an affiliated group that filed consolidated federal income tax returns and it is not liable for the taxes of any other person, whether as a transferee or successor, by contract, or otherwise.

        2.16 Environmental Matters. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        2.17 Brokers. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

        2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

        "INTELLECTUAL PROPERTY" means all of the following and all rights in, arising out of, or associated therewith: (i) all United States, foreign and international patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary processes or formulae, franchises, licenses, know how, technology, technical data, customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all rights to all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, algorithms, display screens, layouts, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names ("SOFTWARE"); (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

        "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property that is owned by or exclusively licensed to the Company. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or licensed by the Company related to the Company's products.

        "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other legal authority.

        "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

                (a) Section 2.18(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                (b) Section 2.18(b) of the Company Schedule is a complete and accurate list (by name and version number) of all software products or service offerings of the Company ("COMPANY Products") that have been distributed or provided in the ten (10)-year period preceding the date hereof or which the Company intends to distribute or provide in the future, including any products or service offerings under development.

                (c) Except as disclosed on Section 2.18(c) of the Company Schedule, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

                (d) Except as disclosed on Section 2.18(d) of the Company Schedule, each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark and other authorities in all relevant jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. There are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. The Company has no registered copyrights. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has, with respect to assignments of Registered Intellectual Property, recorded each such assignment with the relevant Governmental Bodies.

                (e) The Company Intellectual Property constitutes all the Intellectual Property used in or necessary to the conduct of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted as of the date of this Agreement, including, without limitation, the design, development, manufacture, use, import and sale of Company Products. The Company owns and has good and exclusive title to each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale, distribution or provision of any Company Products by the Company; (ii) the Company owns exclusively, and has good title to, all copyrighted works that constitute or are included in Company Products or which the Company otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, the Company is the exclusive owner of such Patents.

                (f) To the extent that any technology, software or material Intellectual Property has been developed or created independently by or jointly with a third party for the Company or is incorporated into any of the Company Products, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                (g) Except as disclosed in Section 2.18(g) of the Company Schedule, the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property to any third party or permitted the Company's rights in such Company Intellectual Property to lapse or enter the public domain.

                (h) Section 2.18(h) of the Company Schedule lists all contracts, licenses and agreements to which the Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company (other than shrink-wrap licenses available off the shelf).

                (i) All contracts, licenses and agreements relating to either
(i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to the Company, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements or cause the forfeiture, modification or termination or give right of forfeiture, modification or termination of any Company Intellectual Property or in any way impair the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of any Company Intellectual Property or portion thereof. The Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the best knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to if the transactions contemplated by this Agreement did not occur and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment of any contracts or agreements to which the Company is a party to Parent or Merger Sub by operation of law or otherwise, will result in
(i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

                (j) The operation of the business of the Company as such business is currently conducted or is reasonably contemplated to be conducted as of the date of this Agreement, including (i) the Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party, constitute unfair competition or trade practices under the laws of any jurisdiction or violate any license or agreement between the Company and any person.

                (k) Except as disclosed in Section 2.18(k) of the Company Schedule, the Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. There are no claims or actions related to any of the following (and the Company has not received any notice from any third party threatening any claim or action relating to any of the following): (1) any communications features of the Company Intellectual Property, including sending data to or receiving data from any third party; (2) the receipt, storage, and/or use of any information sent by the Company Intellectual Property; (3) any violation of any individual's privacy rights; (4) any violation of the Electronic Communications Privacy Act or the Computer Fraud and Abuse Act; and (5) any transmission or receipt of data without the user's consent.

                (l) Neither the development, manufacture, marketing, license, sale nor use of any product, technology or service currently licensed or sold by the Company or currently under development violates or will violate any license or agreement with any third party or infringes or will infringe any Intellectual Property of any other person which would have a Material Adverse Effect; there is no pending or, to the best of the Company's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property nor, to the best of the Company's knowledge, is there any basis for any such claim, nor has the Company received any notice asserting that any Company Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other person, nor is there any basis for any such assertion.

                (m) To the best of the Company's knowledge, no person is infringing or misappropriating, or has previously infringed or misappropriated, any Company Intellectual Property.

                (n) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company have executed such an agreement.

        2.19 Agreements, Contracts and Commitments. Except as disclosed in
Section 2.19 of the Company Schedule, the Company is not a party to or bound by:

                (a) any employment or consulting Contract with any officer or director or higher level employee or member of the Company's Board of Directors, other than those that are terminable by the Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

                (b) any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (c) any Contract of indemnification or any guaranty other than any Contract of indemnification entered into in connection with the sale, license, distribution and development of software products and advertising in the Ordinary Course of Business;

                (d) any Contract containing any covenant limiting in any respect the right of the Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

                (e) any Contract currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the Ordinary Course of Business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

                (f) any dealer, distributor, joint marketing or development Contract currently in force under which the Company has a continuing material obligation to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material Contract pursuant to which the Company has a continuing material obligation to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

                (g) any Contract currently in force to provide source code to any third party for any product or technology that is material to the Company;

                (h) any Contract currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any Contract currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

                (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contract or instruments relating to the borrowing of money or extension of credit or granting any Lien on any assets or properties of the Company;

                (j) any settlement agreement entered into prior to the date of this Agreement;

                (k) any other Contract that has a value of $5,000 or more individually;

                (l) any Contract (or group of related Contracts) for the lease of personal property to or from any person that involves aggregate annual payments of more than $5,000;

                (m) any Contract under which the consequences of a default or termination could reasonably be anticipated to have a Material Adverse Effect on the Company;

                (n) any Contract (or group of related Contracts) for the purchase or sale of commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than six (6) months or involve consideration in excess of $5,000;

                (o) any Contract for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors that involves aggregate annual payments of more than $5,000;

                (p) any Contract concerning a partnership or joint venture;

                (q) any Contract with any Company Stockholder or any of such Company Stockholder's Affiliates (other than the Company) or with any Affiliate of the Company;

                (r) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                (s) any collective bargaining agreement;

                (t) any executory agreement under which the Company has advanced or loaned any amount to any of its directors, officers, and employees;

                (u) any advertising services, e-commerce or other Contract involving the promotion of products and services of third parties by the Company;

                (v) any executory Contract pursuant to which the Company is obligated to provide maintenance, support or training for its services or products;

                (w) any revenue or profit participation Contract which involves aggregate annual payments of more than $5,000; and

                (x) any Contract or other permission which the Company or any Affiliate of the Company has granted to any third party with respect to any of the Intellectual Property used in the Company's business.

        Neither the Company, nor to the Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and the Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Contracts to which the Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate) or would otherwise have a Material Adverse Effect on the Company.

        2.20 Insurance. The Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company (collectively, the "INSURANCE POLICIES") which are of the type and in amounts listed on Section 2.20 of the Company Schedule. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. There is no material claim by the Company pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        2.21 Certain Business Relationships with the Company. To the Company's knowledge, (a) neither the Company's Stockholders nor any director or officer of the Company, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with the Company, and (b) neither the Principal Stockholders nor any director or officer of the Company, nor any member of their immediate families, nor any Affiliate of the foregoing, owns, directly or indirectly, or has an ownership interest in any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by the Company.

        2.22 Employees. No executive, key employee, or significant group of employees has advised any executive officer of the Company that he, she or they plan to terminate employment with the Company during the next 12 months.

        2.23 Notes and Accounts Receivable. All notes and accounts receivable of the Company, all of which are reflected properly on the books and records of the Company, are valid receivables subject to no setoffs, defenses or counterclaims, are current and, to the Company's knowledge, collectible subject in each case only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

        2.24 Product Warranty. The technologies or products licensed, sold, leased, and delivered and all services provided by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or modification thereof or other damages in connection therewith.

        2.25 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and the Company Stockholders and (iii) determined to recommend that the Company Stockholders adopt and approve this Agreement and approve the Merger.

        2.26 Vote Required. The affirmative vote of a majority of the outstanding shares of each class of the Company Capital Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

        2.27 Complete Copies of Materials. Except as specifically noted in
Section 2.27 of the Company Schedule, the Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel, including, without limitation, each document referred to in the Company Schedule.

        2.28 Hart-Scott-Rodino Representations.

                (a) Immediately prior to the Effective Time, (i) the Company will be its own Ultimate Parent Entity, as defined by 16 C.F.R. Section 801.1 and (ii) the Company will have neither total assets nor annual revenues of $10,000,000 or more, as determined pursuant to 15 U.S. C. Section 18a(a)(2) and 16 C.F.R. Section 801.11. Accordingly, the Company is not required to file with the Department of Justice and Federal Trade Commission a Notification and Report Form pursuant to the Hart-Scott-Rodino Act of 1976, as amended, 15 U.S.C.
Section 18a, and 16 C.F.R. Section 803.2.

                (b) No stockholder of the Company is required to file a Notification and Report Form under Section 801.2(e) of the HSR Act concerning its acquisition of Parent voting securities as consideration to be received in the Merger.

        2.29 Termination of Certain Agreements. Immediately prior to or at the Effective Time:

                (a) Each of (i) the Shareholders Agreement dated May 20, 1998 among certain stockholders of the Company (the "SHAREHOLDERS AGREEMENT"), (ii) Amended and Restated Voting Agreement dated June 17, 1999 and amended on December 16, 1999 (the "VOTING AGREEMENT"), (iii) Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 17, 1999 and amended on December 16, 1999 (the "RIGHTS AGREEMENT"), and (iv) Investor Rights Agreement dated June 17, 1999 and amended on December 16, 1999 (the "INVESTOR RIGHTS AGREEMENT") will terminate and no provision of any such agreement shall in any way apply to (and no rights thereunder of any party thereto shall in any way be affected by) either the execution of this Agreement or the consummation of the Merger;

                (b) each employment agreement between the Company and employees of the Company shall terminate and no provision of any such agreement shall in any way apply to (and no rights thereunder of any party thereto shall in any way be affected by) either the execution of this Agreement or the consummation of the Merger;

                (c) the Bridge Note (as defined in SECTION 5.2(n)) shall be fully converted into Company Capital Stock and the Company shall have no continuing obligations under the Bridge Note after the Effective Time and such Bridge Note shall have been acknowledged by the payee to be satisfied in full and delivered to Parent.

        2.30 Representations Complete. Neither any of the representations or warranties made by the Company in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Except for information supplied by Parent in writing specifically for such purpose, the information furnished on or in any documents mailed, delivered or otherwise furnished to the Company Stockholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULE"), as follows:

        3.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

        3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

        3.3 SEC Filings; Financial Statements.

                (a) Parent has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") on or after December 31, 1999 (the "PARENT SEC REPORTS"), which are all the forms, reports and documents required to be filed by Parent with the SEC since December 31, 1999. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

                (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

                (c) Parent has previously furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

        3.4 Brokers. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

        4.1 Public Disclosure. The Principal Stockholders and the Company agree that they will not issue any press release or otherwise make any public statement with respect to the Merger or this Agreement without the prior written consent of Parent.

        4.2 Stock Options and Warrants.

                (a) Stock Options. At the Effective Time, each Company Stock Option held by a Current Service Provider that does not terminate on or prior to the Effective Time, whether or not vested, shall be replaced by Parent. Each Company Stock Option so replaced by Parent under this Agreement will be substituted with an option granted under the Parent Amended and Restated 1996 Stock Option Plan (a "REPLACEMENT OPTION"). Each Replacement Option will continue to have, and be subject to, substantially equivalent principal terms and conditions as provided in the respective option agreement governing the Company Stock Option it replaced, as in effect immediately prior to the Effective Time (including without limitation vesting schedules and vesting commencement dates, provided that, with respect to the Replacement Options held by Committed Employees, such vesting terms shall be as described in their respective Committed Employee Option Amendment Agreement (as defined in Section 5.2(j)) effective immediately prior to the Effective Time), except for the following:

                        (i) Each Replacement Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time, and (B) the Common Exchange Ratio or, with respect to Replacement Options to be issued to a Committed Employee, such Committed Employee's Committed Employee Exchange Ratio.

                        (ii) Each Replacement Option will provide for the issuance, if and only if the Purchase Price Contingency is satisfied, of a number of additional shares of Parent Common Stock ("CONTINGENT OPTION SHARES") equal to the product (rounded down to the nearest whole share) obtained by multiplying (A) the number of shares of Parent Common Stock issuable upon exercise of the Replacement Option immediately after the Effective Time (provided that, if such Replacement Option expires after the Effective Time and on or prior to the Contingency Date, such number shall be reduced by the number of shares of Parent Common Stock issuable upon exercise of such Replacement Option which remain unexercised at the time of such termination) times (B) the Contingent Share Ratio (the "AGGREGATE CONTINGENT OPTION SHARE NUMBER"). If any shares of Parent Common Stock have been issued upon exercise of a Replacement Option after the Effective Time and on or prior to the Contingency Date (the number of such shares issued upon exercise, the "INTERIM OPTION SHARE NUMBER"), as soon as practicable following the Contingency Date there will be issued to the holder of such Replacement Option (without payment of any additional exercise price) a number of Contingent Option Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (W) the Interim Option Share Number times (X) the Contingent Share Ratio (the "INTERIM CONTINGENT OPTION SHARE NUMBER"). The number of shares of Parent Common Stock remaining unexercised under each Replacement Option immediately following the Contingency Date (the "REMAINING OPTION SHARE NUMBER") shall be increased by a number of shares of Parent Common Stock determined by subtracting the Interim Contingent Option Share Number from the Aggregate Contingent Option Share Number (the "REMAINING CONTINGENT OPTION SHARE NUMBER").

                        (iii) Option Per Share Exercise Price.

                                (A) For the period beginning immediately
following the Effective Time and ending on the Contingency Date, the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Replacement Option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing (W) the exercise price per share of Company Common Stock at which such Replacement Option was exercisable immediately prior to the Effective Time by (X) the Common Exchange Ratio.

                                (B) Following the Contingency Date, the per
share exercise price for the shares of Parent Common Stock issuable upon exercise of each Replacement Option will be equal to quotient (rounded up to the nearest whole cent) determined by dividing (Y) the product obtained by multiplying the Remaining Option Share Number times the per share exercise price for such Replacement Option immediately prior to the Contingency Date by (Z) the sum obtained by adding the Remaining Option Share Number and the Remaining Contingent Option Share Number.

                        (iv) Each Replacement Option shall be governed by the administrative terms and provisions of Parent's Amended and Restated 1996 Stock Option Plan and the standard form of agreement thereunder.

                (b) Warrants. At the Effective Time, each Company Warrant, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement (an "ASSUMED WARRANT") will continue to have, and be subject to, the same terms and conditions as provided in the respective warrant agreement governing such Company Warrant immediately prior to the Effective Time (including without limitation vesting schedules and vesting commencement dates), except for the following:

                        (i) Each Assumed Warrant will be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) obtained by multiplying (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time, times (B) the Common Exchange Ratio.

                        (ii) Each Assumed Warrant will provide for the issuance, if and only if the Purchase Price Contingency is satisfied, of a number of additional shares of Parent Common Stock ("CONTINGENT WARRANT SHARES") equal to the product (rounded down to the nearest whole share) obtained by multiplying
(A) the number of shares of Parent Common Stock issuable upon exercise of the Assumed Warrant immediately after the Effective Time (provided that, if such Assumed Warrant expires after the Effective Time and on or prior to the Contingency Date, such number shall be reduced by the number of shares of Parent Common Stock issuable upon exercise of such Assumed Warrant which remain unexercised at the time of such termination), times (B) the Contingent Share Ratio (the "AGGREGATE CONTINGENT WARRANT SHARE NUMBER"). If any shares of Parent Common Stock have been issued upon exercise of an Assumed Warrant after the Effective Time and on or prior to the Contingency Date (the number of such shares, the "INTERIM WARRANT SHARE NUMBER"), as soon as practicable following the Contingency Date there will be issued to the holder of such Assumed Warrant (without payment of any additional exercise price) a number of Contingent Warrant Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (W) the Interim Warrant Share Number times (X) the Contingent Share Ratio (the "INTERIM CONTINGENT WARRANT SHARE NUMBER"). The number of shares of Parent Common Stock remaining unexercised under each Assumed Warrant immediately following the Contingency Date (the "REMAINING WARRANT SHARE NUMBER") shall be increased by a number of shares of Parent Common Stock determined by subtracting the Interim Contingent Warrant Share Number from the Aggregate Contingent Warrant Share Number (the "REMAINING CONTINGENT WARRANT SHARE NUMBER").

                        (iii) Warrant Per Share Exercise Price.

                                (A) For the period beginning immediately
following the Effective Time and ending on the Contingency Date, the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Assumed Warrant will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing (W) the exercise price per share of Company Common Stock at which such Assumed Warrant was exercisable immediately prior to the Effective Time by (X) the Common Exchange Ratio.

                                (B) Following the Contingency Date, the per
share exercise price for the shares of Parent Common Stock issuable upon exercise of each Assumed Warrant will be equal to quotient (rounded up to the nearest whole cent) determined by dividing (Y) the product obtained by multiplying the Remaining Warrant Share Number times the per share exercise price for such Assumed Warrant immediately prior to the Contingency Date by (Z) the sum obtained by adding the Remaining Warrant Share Number and the Remaining Contingent Warrant Share Number.

        4.3 Registration Statement on Form S-3. Parent shall, subject to the terms and conditions of the Registration Rights Agreement, use its best efforts to file as soon as practicable but no later than 30 Business Days following the Closing, and to be declared effective as soon as practicable following such filing, a Registration Statement on Form S-3 with the SEC covering the resale of the Parent Common Stock issued to the holders of Company Capital Stock pursuant to SECTION 1.7(a); provided, however, that shares held in the Escrow Fund and shares which are restricted pursuant to any Stock Restriction Agreement shall not be registered. Any such registration shall be subject to the terms and conditions set forth in the Registration Rights Agreement attached hereto as Exhibit C, which is hereby incorporated by this reference.

        4.4 Registration Statement on Form S-8. Parent shall use its best efforts to cause to remain effective following the Closing its Registration Statement on Form S-8 which shall cover the shares of Parent Common Stock (including Contingent Option Shares) issuable to the holders of Replacement Options.

        4.5 Post Closing Covenants; General.

                (a) Further Assurances. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ARTICLE VI below).

                (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time involving the Company or (B) arising out of Parent's operation of the business of the Surviving Corporation following the Effective Time in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ARTICLE VI below).

        4.6 Releases. Each Principal Stockholder hereby fully, unconditionally and irrevocably releases, effective as of the Closing, any and all claims and causes of actions that such Principal Stockholder has or may have against the Company or any present or former director, officer, employee or agent of the Company arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof.

        4.7 Company Director and Officer Insurance Coverage. For a period of three years after the Effective Time, Parent will or will cause the Surviving Corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance in the maximum amount of $3,000,000 covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of $2,500 in an annual premium for such coverage (or such coverage as is available for such annual premium).

                                   ARTICLE V
                              CLOSING DELIVERABLES

        5.1 Items to Be Delivered to the Company and the Shareholders' Representative. At the Closing, the following shall be delivered to the Company and the Shareholders unless waived, in writing, exclusively by the Company:

                (a) Officer's Certificate. The Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent, to the effect that (i) the representations and warranties of Parent and Merger Sub set forth in this Agreement are accurate at and as of the Closing Date, (ii) Parent has performed and complied with all of its covenants and obligations contained in this Agreement, and (iii) no action, suit, or proceeding is pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge is in effect) as of the Closing Date.

                (b) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement.

        5.2 Items to Be Delivered to Parent and Merger Sub. At the Closing, the following shall be delivered to Parent and Merger Sub unless waived, in writing, exclusively by Parent:

                (a) Company Officer's Certificate. Parent shall have received a certificate signed on behalf of the Company by an authorized officer of the Company, to the effect that (i) the representations and warranties of Company set forth in this Agreement are accurate at and as of the Closing Date, (ii) the Company has performed and complied with all of its covenants and obligations contained in this Agreement, and (iii) no action, suit, or proceeding is pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge is in effect) as of the Closing Date.

                (b) Principal Stockholders' Certificate. Parent shall have received a certificate signed by each Principal Stockholder, to the effect that
(i) the representations and warranties of the Principal Stockholders set forth in this Agreement are accurate at and as of the Closing Date, (ii) the Principal Stockholders have performed and complied with all of their covenants and obligations contained in this Agreement, and (iii) no action, suit, or proceeding is pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge is in effect) as of the Closing Date.

                (c) Secretary's Certificate. The Company shall deliver to Parent copies of each of the following, in each case certified by the Secretary or other authorized executive officer of the Company to be in full force and effect on the date of the Closing: (i) a true, complete and correct copy of the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") as in effect on the Closing Date; (ii) a true, complete and correct copy of the Bylaws of the Company as in effect on the Closing Date; and
(iii) a true, complete and correct copy of resolutions adopted by the Board of Directors of the Company approving, by the requisite approval under applicable law, among other things, the negotiation and subsequent execution of this Agreement, the Merger, and other matters and ancillary documents contemplated hereby.

                (d) Affidavit of Delivery. The Company shall deliver at Closing an affidavit of the secretary of the Company that the disclosure document which has previously been approved by Parent, which discloses the terms of the Merger and such information concerning the businesses of the Company and Parent as Parent shall have reasonably approved, has been delivered to each Company Stockholder.

                (e) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 2.5(a) of the Company Schedule, except as noted on
Section 2.5(a) of the Company Schedule.

                (f) Resignation of Directors. Parent shall have received a written resignation from each of the directors of Company, effective as of the Effective Time.

                (g) Legal Opinion. Parent shall have received a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, legal counsel to Company, substantially in the form attached hereto as Exhibit D.

                (h) Amendment of Milestone-based Options. The Company shall deliver to Parent executed copies of agreements amending any Company Stock Rights (the "MILESTONE OPTION AMENDMENTS") that prior to such Company Stock Right Amendments provided for Vesting of such Company Stock Rights upon any condition or occurrence other than the passage of time, so that such Company Stock Rights shall Vest upon the passage of time.

                (i) Amendment of Committed Employee Options. The Company shall deliver to Parent executed copies of agreements in substantially the form attached hereto as Exhibit H amending any Company Stock Options (the "COMMITTED EMPLOYEE OPTION AMENDMENTS") held by Committed Employees.

                (j) New Employment Arrangements. Each of the employees listed in Schedule A-1 attached to Exhibit A hereto (the "COMMITTED EMPLOYEES"), (i) shall have entered into "at-will" employment arrangements with Parent and/or the Surviving Corporation pursuant to their execution of Parent's standard form of Offer Letter in substantially the form attached hereto as Exhibit E-1, shall have agreed to be employees of Parent or the Surviving Corporation after the Closing and shall be employees of Company immediately prior to the Effective Time, and (ii) shall have executed Parent's standard form of Development, Confidentiality and Noncompetition Agreement in substantially the form attached hereto as Exhibit E-2.

                (k) Stockholder Approval. The Company shall deliver to Parent evidence reasonably satisfactory to Parent either (i) that, with respect to any payments of cash or sales and purchases of stock or vesting of Company Stock Rights or other benefits contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code ("Potential 280G Benefits"), the Company's stockholders have approved by the requisite vote such that all such Potential 280G Benefits resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to
Section 280G of the Code or shall be exempt from such treatment under such
Section 280G, or (ii) that such requisite stockholder approval has not been obtained with respect to a Potential 280G Benefit and, as a consequence and pursuant to the terms of the agreement providing for such Potential 280G Benefit, such Potential 280G Benefit shall not be made or provided.

                (l) Stock Restriction Agreements. Each of the Principal Stockholders shall have executed and delivered to Parent a Stock Restriction Agreement, in substantially the form attached hereto as Exhibit F-1, and a Preference Stock Restriction Agreement, in substantially the form attached hereto as Exhibit F-2 (the "Preference Stock Restriction Agreement"), and such Stock Restriction Agreements and Preference Stock Restriction Agreements shall be in full force and effect.

                (m) Termination of Employment Agreements. Each agreement between the Company and its employees shall have been terminated or shall terminate at the Effective Time pursuant to a written agreement of termination reasonably satisfactory to Parent, which agreement of termination shall provide that the transactions contemplated by this Agreement shall not trigger any rights or benefits or the acceleration of any rights or benefits under the terminated agreement.

                (n) Conversion of the Bridge Notes. The Promissory Notes between the Company and Oliver Hein, Curacao Strategic European Technologies N.V. and Larry Abrams, each dated July 19, 2000 and September 11, 2000 in the aggregate principal amount of $800,000 (collectively, the "BRIDGE NOTES"), shall have fully converted into Company Capital Stock, there shall be no further obligations of the Company under the Bridge Notes and the Company shall have delivered to Parent the original Bridge Notes and evidence reasonably satisfactory to Parent that the obligations of the Company under the Bridge Notes have been satisfied in full.

                (o) Unanimous Approval. Every share of Company Capital Stock entitled to vote upon the Merger shall have been voted in favor of the Merger.

                (p) Termination of Agreements. The Company shall deliver to Parent evidence reasonably satisfactory to Parent that the Shareholders Agreement, the Voting Agreement, the Rights Agreement, and the Investor Rights Agreement have been terminated prior to the Effective Time.

                (q) Stockholder Certificate. Each of the Company Stockholders shall have executed the Stockholder Certificate.

                (r) 401(k) Plan. The Company shall deliver to Parent evidence reasonably satisfactory to Parent that the Company's 401(k) plan has been terminated prior to the Effective Time.

                (s) Amendment to Certificate of Incorporation. The Company shall deliver to Parent evidence reasonably satisfactory to Parent that the Company's Certificate of Incorporation has been amended to provide that the Merger shall not be deemed to be a liquidation, dissolution or winding up of the Company for liquidation preference purposes.

                                   ARTICLE VI
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        6.1 Survival of Representations, Warranties and Covenants.

                (a) The representations and warranties of the Company and the Principal Stockholders contained in this Agreement, or in any certificate, schedule or other instrument delivered pursuant to this Agreement, shall terminate at 11:59 p.m. Washington State time on June 30, 2002 (the "ESCROW TERMINATION DATE"); provided, however, that the representations and warranties shall not terminate with respect to any claims specified in any Officer's Certificate (as defined in SECTION 6.2(e)) delivered to the Stockholder Representative prior to the Escrow Termination Date until such claims are finally resolved. Notwithstanding the foregoing, (i) the representations and warranties in SECTION 2.3 shall terminate at 11:59 p.m. Washington State time on the day of expiration of the applicable statute of limitations and (ii) in the case of any liability for indemnification for fraud, the representations and/or warranties that are the subject of such fraud shall not terminate until 11:59 p.m. Washington State time on the day of expiration of the applicable statute of limitations.

                (b) The representations and warranties of Parent and Merger Sub contained in this Agreement, or in any certificate, schedule or other instrument delivered pursuant to this Agreement, shall terminate at 11:59 p.m. Washington State time on the Escrow Termination Date; provided, however, that the representations and warranties shall not terminate with respect to any claims specified in any Officer's Certificate delivered to Parent prior to the Escrow Termination Date until such claims are finally resolved.

        6.2 Indemnification.

                (a) Indemnification by the Company Stockholders. The Company Stockholders, severally and not jointly (and in proportion to the number of shares of Parent Common Stock each Company Stockholder has contributed to the Escrow Fund), agree to indemnify and hold Parent and its officers, directors and affiliates, including the Company after the Closing (the "PARENT

INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense relating to such claim, loss, liability, damage, deficiency, cost or expense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or suffered by the Parent Indemnified Parties, or any of them (including the Company after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Principal Stockholders contained in this Agreement (or in any certificate, schedule or other instrument delivered pursuant to this Agreement), (ii) any failure by the Company or any Principal Stockholder to perform or comply with any covenant applicable to them contained in this Agreement, (iii) any infringement of any Intellectual Property of NetPack Inc., or (iv) the incurrence by the Company of third party expenses, including without limitation legal and accounting fees incurred by the Company in connection with this Agreement and the Merger, in excess of $125,000. Except for claims for equitable relief and the provisions of Sections 6.2(b), indemnification pursuant to this SECTION 6.2(a) shall be the sole and exclusive remedy of Parent and Merger Sub for any breach or inaccuracy of a representation or warranty of the Company or Principal Stockholders contained in this Agreement (including any schedule or certificate delivered to Parent or Merger Sub), any failure by the Company or Principal Stockholders to perform or comply with any covenant applicable to them contained in this Agreement or any infringement of any Intellectual Property of NetPack Inc. Except for claims for indemnification with respect to (X) fraud, (Y) breach or inaccuracy of the representations or warranties in Section 2.18 or (Z) any infringement of any Intellectual Property of NetPack Inc., Parent Indemnified Parties shall seek recovery of Losses under this SECTION 6.2(a) only from the Escrow Fund. With respect to claims for indemnification for fraud, breach or inaccuracy of the representations or warranties in Section 2.18 or any infringement of any Intellectual Property of NetPack Inc., Parent Indemnified Parties shall, until no assets remain in the Escrow Fund, seek recovery of Losses under this SECTION 6.2(a) first from the Escrow Fund.

                (b) Indemnification by Founders. The Founders, jointly and severally, agree to indemnify and hold the Parent Indemnified Parties harmless against all Losses incurred or suffered by the Parent Indemnified Parties, or any of them (including the Company after the Closing), directly or indirectly, as a result of any breach or inaccuracy of the representations or warranties in
Section 2.18 or any infringement of any Intellectual Property of NetPack Inc. ("Intellectual Property Losses"); provided, that (i) no assets remain in the Escrow Fund and (ii) the Company's, the Company Stockholders' and the Founders' aggregate amount of liability for indemnification of such Intellectual Property Losses pursuant to Section 6.2(a) and 6.2(b) does not exceed $9,000,000; provided further, that for the purposes of determining whether the $9,000,000 limitation has been reached, the amount of any Loss that has been satisfied by recourse to the Escrow Fund shall be deemed to be the product of (A) the number of Escrow Shares delivered out of the Escrow Fund in respect of any such Loss and (B) the Parent Stock Price. No Company Stockholders other than the Founders shall be liable pursuant to this SECTION 6.2(b) for Losses in excess of the Escrow Fund.

                (c) Indemnification by Parent and Surviving Corporation. Parent and the Surviving Corporation severally and not jointly agree to indemnify and hold the Company Stockholders harmless against all Losses incurred or suffered by the Company Stockholders, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of Parent and Merger Sub contained in this Agreement (or in any certificate, schedule or other instrument delivered pursuant to this Agreement) or (ii) any failure by Parent and Merger Sub to perform or comply with any covenant applicable to them contained in this Agreement. Except for claims for equitable relief, indemnification pursuant to this Section 6.2(c) shall be the sole and exclusive remedy for the Stockholders for (A) any breach or inaccuracy of a representation or warranty of Parent and Merger Sub contained in this Agreement (including any schedule or certificate delivered to the Company and the Principal Stockholders by Parent pursuant to this Agreement) or (B) any failure by Parent and Merger Sub to perform or comply with any covenant applicable to them contained in this Agreement.

                (d) Limitations on Indemnification.

                        (i) Parties entitled to indemnification under SECTION 6.2(a), 6.2(b), OR 6.2(c) are referred to herein as "INDEMNIFIED PARTIES," and the parties from whom they are entitled to indemnification are referred to herein as "INDEMNIFYING PARTIES." Parent Indemnified Parties shall not be entitled to indemnification under this SECTION 6.2 unless and until one or more claims for indemnification from the Company Stockholders identifying Losses in excess of $25,000 in the aggregate (the "BASKET AMOUNT") has or have been delivered to the Stockholder Representative, in which case the Parent Indemnified Parties shall be entitled to recover all Losses so identified including, without limitation, the Basket Amount. The Company Stockholders shall not be entitled to indemnification under this SECTION 6.2 unless and until one or more claims for indemnification from Parent identifying Losses in excess of the Basket Amount has or have been delivered to Parent, in which case the Stockholders shall be entitled to recover all Losses so identified including, without limitation, the Basket Amount.

                        (ii) Parent's and Surviving Corporation's aggregate liability for indemnifying the Company Stockholders pursuant to this SECTION 6.2 (exclusive of any liability for indemnification for fraud) shall not exceed, in the aggregate, the amount calculated by multiplying the number of Merger Shares times the Parent Stock Price.

                (e) Claims for Indemnification. Parent and Surviving Corporation shall make any claims for indemnification pursuant to SECTION 6.2 hereof by delivering an Officer's Certificate (as defined below) to the Stockholder Representative and, if such claim is for recovery from the Escrow Fund, a copy of such Officer's Certificate shall be delivered to the Escrow Agent. The Company Stockholders shall make any claims for indemnification pursuant to
SECTION 6.2 hereof by causing the Stockholder Representative to deliver an Officer's Certificate to Parent. For purposes hereof, "OFFICER'S CERTIFICATE" shall mean: (i) in the case of a claim for indemnification made by Parent, a certificate signed by any officer of Parent and (ii) in the case of a claim for indemnification made by a Stockholder, signed by the Stockholder Representative; and such certificate shall (A) state that the party claiming indemnification has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses; and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                (f) Resolution of Conflicts. In case the party from whom indemnification under SECTION 6.2 is sought shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses (provided that, with respect to claims by Parent for recovery from the Escrow Fund, such objection in writing must, pursuant to the terms of
SECTION 6.3(e), be received by the Escrow Agent within 30 days after delivery of the Officer's Certificate to the Stockholder Representative), the Indemnifying Parties and the Indemnified Parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Parties and the Indemnified Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Indemnifying Parties and the Indemnified Parties and, in the case of claims by Parent to recover Losses from the Escrow Fund, furnished to the Escrow Agent. In the case of claims by Parent to recover Losses from the Escrow Fund, such memorandum shall state the number of Escrow Shares to be released from the Escrow Fund in connection with such Losses. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                (g) Third-Party Claims.

                        (i) In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand for indemnification, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Company Stockholders shall have no power or authority to object under any provision of this ARTICLE VI to the amount of any claim by Parent with respect to such settlement.

                        (ii) In the event a Company Stockholder becomes aware of a third-party claim which such Company Stockholder reasonably believes may result in a demand for indemnification, such Company Stockholder shall notify Parent of such claim, and the Parent shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. The Stockholder Representative shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of Parent, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under any provision of this ARTICLE VI to the amount of any claim by the Company Stockholder with respect to such settlement.

        6.3 Escrow Arrangements.

                (a) Escrow Fund. The Escrow Fund shall be available to compensate the Parent Indemnified Parties, or any of them, for any claims by such Parent Indemnified Parties for any Losses suffered or incurred by them. Within three days after the Closing, the Escrow Shares, without any act of the Company Stockholders, will be deposited with Mellon Investor Services, LLC, as Escrow Agent hereunder, or another institution acceptable to Parent and the Stockholder Representative (as defined in SECTION 6.4 hereof), such deposit of the Escrow Shares to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The Escrow Agent shall have no duty to confirm or verify the accuracy or correctness of the amount of any Escrow Shares deposited with it hereunder. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

                (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m. Washington State time, on the Escrow Termination Date (the "ESCROW PERIOD"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the seventh (7th) calendar day following the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims (the "REMAINING PORTION"). Deliveries of Escrow Shares out of the Escrow Fund to the Company Stockholders pursuant to this SECTION 6.3(b) shall be made according to the Parent Common Stock included in the Escrow Shares immediately prior to such delivery which each Company Stockholder is deemed to hold of record as provided in SECTION 6.3(c). Upon termination of the Escrow Period, Parent and the Stockholders Representative will jointly notify the Escrow Agent in writing that the Escrow Fund may be distributed and the allocation of such distribution. If any Escrow Shares to be delivered are still subject to the Stock Restriction Agreement, such notification will set forth such fact and the Escrow Agent shall incur no liability if such information is not contained therein. The Escrow Agent will incur no liability, and shall be fully protected, in relying on such joint notice and shall have no obligation to take any action until it has received such notice.

                (c) Protection of Escrow Fund; Distribution of Interest from Escrow Fund.

                        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall not treat the Escrow Fund as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                        (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have not been deposited with or have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                        (iii) Subject to SECTION 6.3(c)(ii), each Company Stockholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Stockholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock). Notwithstanding the foregoing, the Escrow Agent shall have no duty or obligation to monitor or take any action with respect to the foregoing paragraph.

                        (iv) Pursuant to SECTION 1.7(b), the Escrow Shares contributed to the Escrow Fund by the Principal Stockholders consist of Restricted Merger Shares and Unrestricted Merger Shares. Unrestricted Merger Shares which are also Escrow Shares shall be released upon termination of the Escrow Period in accordance with Section 6.3 of this Agreement. Restricted Merger Shares which are also Escrow Shares may be released to Parent by the Escrow Agent either (A) pursuant to the terms of the Stock Restriction Agreements or (B) pursuant to the terms of ARTICLE VI of this Agreement. The Restricted Merger Shares which are also Escrow Shares will be released to the Principal Stockholder when such shares are entitled to be released from the Escrow Agent's custody pursuant to both (X) the release of such shares from the restrictions of the Stock Restriction Agreement and (Y) the provisions of
SECTION 6.3(b) of this Agreement.

                (d) Claims for Indemnification Against the Escrow Fund.

                        (i) Upon receipt by the Escrow Agent at any time on or before the seventh (7th) day following the last day of the Escrow Period of an Officer's Certificate and, subject to the provisions of SECTION 6.3(e) hereof, the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, such amount of Escrow Shares as are set forth in the Officer's Certificate.

                        (ii) For the purposes of determining the number of Escrow Shares (as defined below) to be delivered to Parent out of the Escrow Fund pursuant to SECTION 6.3(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Parent Stock Price (as adjusted for any stock splits, stock combinations, recapitalizations and the like). Parent and the Stockholder Representative shall certify such determined value in an Officer's Certificate signed by both Parent and the Stockholder Representative, and shall deliver such certificate to the Escrow Agent.

                        (iii) All deliveries of Escrow Shares pursuant to this subsection (d) shall be taken from the Escrow Shares deemed to be held of record (pursuant to SECTION 6.3(c)(iii)) by each Company Stockholder on a pro rata basis according to the total value of Escrow Shares deemed to be held of record by each Company Stockholder, with Escrow Shares being valued as provided in
Section 6.3(d)(ii). With respect to each Company Stockholder, Escrow Shares delivered pursuant to this subsection (d) shall include Escrow Shares which, at the time of such delivery, are Restricted Merger Shares and those that are Unrestricted Merger Shares in the same proportions as the Company Stockholder's original contribution of Escrow Shares to the Escrow Fund (pursuant to SECTION 1.7(d)) was comprised of Restricted Shares and Unrestricted Shares. Restricted Merger Shares, pursuant to the terms of the Stock Restriction Agreements, Vest over time, with a portion of such Restricted Merger Shares Vesting in tranches on certain anniversaries of the Closing Date as more fully described in the Stock Restriction Agreements (each of such tranches, a "VESTING TRANCHE"). With respect to Escrow Shares released from escrow pursuant to this SECTION 6.3(d) which are also Restricted Merger Shares, such Escrow Shares shall be allocated on a pro rata basis from each of the Vesting Tranches. Notwithstanding the foregoing, the Escrow Agent's sole duty with respect to the delivery of the Escrow Shares either hereunder or under the Stock Restriction Agreements is to deliver the Escrow Shares to the Parent or the Stockholder Representative, as the case may be, in accordance with the written instructions provided for herein or pursuant to the Stock Restriction Agreements, and the Escrow Agent has no duty to monitor or enforce compliance with this section, including, but not limited to, determining whether or not the Escrow Shares to be released are still subject to divestment or repurchase.

                (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty
(30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any portion of the Escrow Shares pursuant to SECTION 6.3(d) hereof with respect to such Officer's Certificate unless and until the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock from the Escrow Fund in accordance with SECTION 6.3(d) hereof; provided, however, that no such payment or delivery may be made until resolution of any objection to the delivery of any Escrow Shares made pursuant to this SECTION 6.3(e) if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                (f) Escrow Agent's Duties

                        (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative (and which are acceptable to the Escrow Agent), and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

                        (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall be fully protected and shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                        (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                        (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                        (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any person or entity for damages, losses, liabilities, penalties, claims, settlements, judgments, costs or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent (each as may be finally determined by a court of competent jurisdiction). Any liability of the Escrow Agent under this Agreement will be limited to $75,000. The Escrow Agent shall not incur any liability for any action taken, suffered or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected and shall incur no liability with respect to any action taken, suffered, or omitted to be taken by it in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                        (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, which the Parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                        (vii) The Parties (other than the Escrow Agent) and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, penalties, claims, settlements, judgments, costs or expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the gross negligence or willful misconduct of the Escrow Agent (each as may be finally determined by a court of competent jurisdiction). The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Escrow Fund. The costs and expenses of enforcing this right of indemnification shall be paid by the Parent.

                        (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such
notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington or to petition a court of competent jurisdiction to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                (g) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms (which modification is consented to by the Escrow Agent), or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation.

                (h) Consequential Damages. Anything to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                (i) Successor Escrow Agents. Any person into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any person to which substantially all the business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        6.4 Stockholder Representative.

                (a) Each of the Company Stockholders hereby appoints Ji Shen, his or her agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Company Stockholders, to give and receive notices and communications, to authorize payment to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent and the Escrow Agent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Upon any change in the Stockholder Representative, such successor Stockholder Representative shall promptly provide the Escrow Agent with a signature specimen. Any vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Company Stockholders.

                (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as the Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Shares were contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. After all claims for Losses by Parent set forth in Officer's Certificates delivered to the Escrow Agent and the Stockholder Representative has been satisfied, or reserved against, the Stockholder Representative, with the consent of the majority in interest in the Escrow Fund, may recover from the Escrow Fund at the end of the Escrow Period payments not yet paid for any expenses incurred in connection with the Stockholder Representative's representation hereby.

                (c) A decision, act, consent or instruction of the Stockholder Representative pursuant to this Agreement shall constitute a decision of the Company Stockholders and shall be final, binding and conclusive upon the Company Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Company Stockholders. In addition, the Stockholder Representative may agree to the amendment, extension or waiver of this Agreement pursuant to SECTIONS 7.1 and 7.2 hereof. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                (d) Subject to Parent's prior claims for indemnification against the Escrow Fund, the Stockholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any payments to the Company Stockholders.

                                  ARTICLE VII
                              AMENDMENT AND WAIVER

        7.1 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, the Company and the Stockholder Representative, and to the extent the rights, duties, indemnities or obligations of the Escrow Agent are affected thereby, the Escrow Agent.

        7.2 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, next day delivery, or sent via telecopy (receipt confirmed) (provided a confirmation copy is also delivered by U.S. mail, postage prepaid) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                (a)   if to Parent or Merger Sub, to:

                      RealNetworks, Inc.
                      2601 Elliott Avenue, Suite 1000
                      Seattle, Washington 98121
                      Attention: General Counsel
                      Telecopy No.: (206) 674-2695

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      5300 Carillon Point
                      Kirkland, Washington 98033
                      Attention:  Patrick Schultheis
                      Telecopy No.: (425) 576-5899

                (b)   if to the Company or the Stockholder Representative to:

                      Aegisoft Corporation
                      4 Research Plaza, Suite 210
                      Rockville, MD 20850
                      Attention: President
                      Telecopy No.: (301) 527-1189

                      with a copy to:

                      Powell, Goldstein, Frazer & Murphy LLP
                      1001 Pennsylvania Avenue, N.W.
                      Washington, DC  20004
                      Attention:  Joseph M. Berl
                      Telecopy No.:  (202) 624-7222

                (c)   if to the Escrow Agent, to:

                      Mellon Investor Services LLC
                      520 Pike Street

                      Suite 1220
                      Seattle, Washington 98101
                      Attention:  Relationship Manager
                      Telecopy No.: (206) 674-3059

        8.2 Interpretation; Definitions. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

        8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

        8.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                     *****

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

REALNETWORKS, INC.                          PRINCIPAL STOCKHOLDERS:

By:  /s/ Randy Tinsley                      /s/ Ji Shen
     ---------------------------------      ------------------------------------
Name:  Randy Tinsley                        Ji Shen
Title:  Vice President of Corporate
         Development                        /s/ Zheng Kevin Jia
                                            ------------------------------------
                                            Zheng Kevin Jia


MCKINLEY ACQUISITION CORP.                  ESCROW AGENT:

By:  /s/ Paul Bialek                        MELLON INVESTOR SERVICES LLC
     ---------------------------------
Name:  Paul Bialek                          By: /s/ Joseph S. Campbell
Title:  Vice President and Treasurer        ------------------------------------
                                            Name:  Joseph S. Campbell
                                            Title:  Assistant Vice President

AEGISOFT CORP.

By:  /s/ Ji Shen
     ---------------------------------
Name:  Ji Shen
Title:  Chief Executive Officer


STOCKHOLDER REPRESENTATIVE:

/s/ Ji Shen
--------------------------------------
Ji Shen


INDIVIDUAL:

/s/ Mark Tang
--------------------------------------
Mark Tang